UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934  (Amendment No. __)

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☐	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to §240.14a-12

FRONTEGRA FUNDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 15, 2009

Frontegra Funds, Inc.

Frontegra New Star International Equity Fund

Proposal to Approve a New Subadvisory Agreement

to be included in Upcoming Proxy Statement

We have prepared the following information regarding a proposal to approve a new subadvisory agreement relating to the Frontegra New Star International Equity Fund (the “Fund”) to be included in an upcoming proxy statement.  We have provided this information for your reference only, and urge you to read the full text of the proxy statement when it becomes available.

Q.

Why will I be receiving a proxy statement?

A.

The subadvisory agreement between Frontegra Asset Management, Inc., the Fund’s investment adviser (“Frontegra”), and New Star Institutional Managers Ltd., the Fund’s subadviser (“New Star”), terminated on April 1, 2009 due to a change in control of New Star’s parent company, New Star Asset Management Group PLC (“NSAM”).  On April 1, 2009, NSAM underwent a capital restructuring, which was followed by the acquisition of NSAM’s shares by Henderson Group plc, one of Europe’s largest investment managers, on April 9, 2009.  This change in control constituted an “assignment” of the subadvisory agreement between Frontegra and New Star within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), which regulates investment companies such as Frontegra Funds, Inc. (the “Company”).  An investment advisory or subadvisory agreement automatically terminates upon its “assignment” under the applicable provisions of the 1940 Act.  Accordingly, we are asking shareholders to approve a new subadvisory agreement between Frontegra and New Star.

Since the change in control on April 1, 2009, New Star has continued to provide subadvisory services to the Fund under an interim subadvisory agreement previously approved by the Company’s Board of Directors in accordance with Rule 15a-4 of the 1940 Act.  The interim agreement will remain in effect until Fund shareholders approve of a new subadvisory agreement or August 29, 2009, whichever is sooner.

Q.

How does the assignment affect the Fund?

A.

The Fund, its investment management team and its investment objective have not changed.  You will still own the same number of shares in the Fund and the value of your investment will not change.  The new subadvisory agreement contains substantially similar terms and the identical fee structure as the prior subadvisory agreement, and will be discussed in more detail in the proxy statement, which will be filed with the SEC and is expected to be mailed to shareholders in late June, 2009.

Q.

Will the investment advisory and subadvisory fees be the same upon approval of the new subadvisory agreement?

A.

Yes.  The investment advisory fee applicable to the Fund will be the same as the fee in effect prior to the assignment because the investment advisory agreement between the Company, on behalf of the Fund, and Frontegra was not affected by the assignment.  Additionally, the subadvisory fee will be the same as the fee in effect prior to the assignment.  The subadvisory fee will continue to be paid by Frontegra and not by the Fund.

Q.

Will the Fund pay for the proxy solicitation and related legal costs?

A.

No.  New Star has agreed to bear these costs.

The Company will file a proxy statement with the SEC relating to the proposal described above, which, when filed, will be available free of charge from the SEC’s website at http://www.sec.gov.  You are advised to read this proxy statement, including any supplements that may be filed, in its entirety when it becomes available because it will contain important information, including details regarding the change in control of New Star, persons who are considered participants in the proxy solicitation and other matters.  The Company expects to mail the proxy statement to Fund shareholders in late June, 2009.  You may obtain free copies of the proxy statement, proxy card and related documents when they become available from the SEC’s website at http://www.sec.gov or by calling the Company at 1-888-825-2100.  Additionally, the Company files annual and semi-annual reports and other information with the SEC, which are available free of charge from the SEC’s website at http://www.sec.gov or by calling the Company at 1-888-825-2100.